Exhibit 99.1

ARKO Corp. Announces Filing of Registration Statement for Proposed Initial Public Offering of its Subsidiary, ARKO Petroleum Corp.

RICHMOND, Va., On Dec. 19, 2025 (GLOBE NEWSWIRE) -- ARKO Corp. (Nasdaq: ARKO) (“ARKO” or the “Company”), a Fortune 500 company and one of the largest convenience store operators, fuel wholesalers and cardlock operators in the United States, announced, as part of its strategic plan, the public filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 relating to the proposed initial public offering of Class A common stock of its subsidiary, ARKO Petroleum Corp. (“APC”). APC’s business will include the operations of ARKO’s wholesale, fleet fueling and GPMP segments and would be responsible for the wholesale distribution of motor fuels to substantially all of ARKO’s retail convenience stores that sell fuel.

UBS Investment Bank, Raymond James and Stifel will serve as lead book-running managers in the proposed offering. Mizuho and Capital One Securities will also be acting as joint book-running managers.

The registration statement on Form S-1 relating to these securities has been filed with the Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. Copies of the registration statement can be accessed through the Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the offering may be obtained from UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, New York 10010, by telephone at (888) 827-7275 or by email at ol-prospectus-request@ubs.com; Raymond James & Associates, Inc., Attention: Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, 1201 Wills Street, Suite 600 Baltimore, MD 21231, by telephone at (855) 300-7136 or by email at syndprospectus@stifel.com.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, we operate in four reportable segments: retail, which includes convenience stores selling merchandise and fuel products to retail customers through our highly recognizable Family of Community Brands that offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands; wholesale, which supplies fuel to independent dealers and consignment agents; fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites; and GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites and charges a fixed fee, primarily to our fleet fueling sites.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements made with respect to the proposed initial public offering. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by use of words such as “accretive,” “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq Stock Market; changes in its strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which it competes; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond its control; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found under the caption “Risk Factors” in the documents that the Company files with the Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Media Contact
Jordan Mann
ARKO Corp.
investors@gpminvestments.com

Investor Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ARKO@elevate-ir.com